EXHIBIT 23.1

[BKR Yarel + Partners Letterhead]

Board of Directors and Stockholders
Modigene Inc.
8000 Towers Crescent Drive, Suite 1300
Vienna, VA 22182

Dear Messers,

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated March 22, 2007 and our report dated April 1, 2007, relating to the financial statements of Modigene Inc., which are contained in that Prospectus.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Yarel + Partners

Yarel + Partners
Tel-Aviv, Israel

September 16, 2007